Exhibit 99

For Immediate Release

Contact:	Dan Bevevino Respironics, Inc. Vice President & CFO 724-387-5235	Joe Calabrese Financial Relations Board General Contact 212-827-3772

Julie Tu Financial Relations Board Analyst Information 212-827-3776

Respironics’ I-neb® Device Utilized in Clinical Evaluation
Of Interferon Gamma in Idiopathic Pulmonary Fibrosis Patients

Murrysville, PA, March 16, 2007 – Respironics, Inc. (NASDAQ/NMS Symbol: RESP) today announced that it has formed an agreement with The State University of New York (SUNY) and New York University School of Medicine (NYU) to utilize the I-neb Adaptive Aerosol Delivery (AAD®) System for clinical evaluation of aerosolized Interferon Gamma for the treatment of Idiopathic Pulmonary Fibrosis (IPF). The clinical trial will take place over a two-year time period.

The I-neb device uses Respironics’ AAD technology which is an intelligent inhalation technology that continually monitors and automatically adapts to an individual patient’s breathing pattern to deliver a precise medication dose during the patient’s inhalation phase. The result is precise, reproducible dosing of medication to each patient, regardless of his/her breathing pattern. Precise dosing is important in ensuring that patients receive a safe and therapeutic dose of medication.

“We are enthusiastic about the opportunity to use the I-neb device in this clinical trial,” said John L. Miclot, president and CEO of Respironics. “Using the I-neb AAD System to deliver aerosolized Interferon Gamma directly to the respiratory pathway potentially offers a unique and effective solution for chronically ill IPF patients who currently have few therapy choices,” he explained.

The I-neb AAD System is Respironics’ third generation AAD System and is smaller, quieter and more portable than earlier product generations. The device weighs less than eight ounces and can be carried discreetly in a purse, pocket or briefcase. The I-neb device also provides audible and visual feedback to the patient informing the patient when the treatment is complete.

IPF is a chronic lung disorder that affects approximately 35,000 to 55,000 people in the U.S. each year. The disease results in scarring or fibrosis of the lungs and an irreversible loss of the lung tissues’ ability to transport oxygen. IPF is the deadliest form of pulmonary fibrosis. Its cause is currently unknown.

Respironics stated that it will not be changing its financial guidance or outlook based on this announcement.

Respironics is a leading developer, manufacturer and distributor of innovative products and programs that serve the global sleep and respiratory markets. Focusing on emerging market needs, the Company is committed to providing valued solutions to help improve outcomes for patients, clinicians and healthcare providers. Respironics markets its products in 131 countries and employs over 4,900 associates worldwide. Further information can be found on the Company’s Web site: www.respironics.com.

# # #

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES REFORM ACT OF 1995.
This document contains forward-looking statements, including statements relating to, among other things, developments in the healthcare industry; the success of the Company’s marketing, sales, and promotion programs; future sales, acceptance, and quality of the Company’s products and programs; the results of clinical trials; the timing and success of new product introductions; new product development; anticipated cost savings; FDA and other regulatory requirements, enforcement actions, product recalls or related field actions; future results from acquisitions and strategic investments; growth rates in foreign markets; regulations and other factors affecting operations and sales outside the United States; foreign currency fluctuations; the effects of a major natural disaster, cyber-attack or other catastrophic event that results in the destruction or disruption of any critical business or information technology systems; customer consolidation and concentration; increasing price competition and other competitive factors in the manufacture, distribution, and sale of products; interest rate fluctuations; expiration of intellectual property rights; intellectual property and related litigation; other litigation; future levels of earnings and revenues; the number of equity awards granted to employees and changes in the Company’s stock price; and third party reimbursement; all of which are subject to change. Actual results may differ materially from those described in any forward-looking statements. Additional information on potential factors that could affect the Company’s financial results are included in the reports filed with the SEC, including the reports on Form 10-K, 10-Q and 8-K.

© 2007 Respironics, Inc. and its affiliates. All rights reserved.